American Odyssey Funds, Inc.
                             Form: N-SAR June 30, 1997
                       Item 77-C Incorporation by Reference


              Item 77C Matters submitted to a vote of security holders



                           Form Type:        DEFS14A
                           Date Filed:      March 19, 1997